EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 2-76922, 2-96982, 33-17136, 33-27227, 33-34952, 33-15515, 33-48832, 33-48840, 33-58746, 33-61038, 33-78424, 33-58887, 33-58231, 33-64753, 33-43395, 33-52447, 333-38251, 333-45679, 333-79411, 333-33644, 333-23685, 333-72340, and 333-72342) of Colgate-Palmolive Company of our report dated February 23, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

New York, New York

February 25, 2005